 Exhibit 32.2

CERTIFICATION OF
PRINCIPAL FINANCIAL OFFICER
OF INTEGRITY CAPITAL INCOME FUND, INC.
PURSUANT TO 18 U.S.C. SECTION 1350

        Pursuant to 18 U.S.C. Section 1350 and in connection with the accompanying report on Form 10-Q for the quarter ended April 30, 2015 that is being filed concurrently with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned officer of Integrity Capital Income Fund, Inc. (the "Company") hereby certifies that:

1.  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

June 15, 2015	/s/Randall Rush Randall Rush Chief Financial Officer